Exhibit 8(g)(2)

Amendment No. 3 to Participation Agreement (Nationwide)

AMENDMENT NO. 3

TO

PARTICIPATION AGREEMENT AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND DISTRIBUTORS, LLC,

AND

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

The Participation Agreement, dated May 1, 2005, as amended June 24, 2009, and as further amended March 1, 2012 (the “Agreement”), among Transamerica Financial Life Insurance Company (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be revised from time to time (the “Account”); and Nationwide Variable Insurance Trust (the “Trust”); and Nationwide Fund Distributors LLC (the “Underwriter”), is hereby amended on this 1st day of May, 2013, as follows:

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The existing 2nd Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as set forth on Schedule A hereto and as may be revised or supplemented from time to time with notice to all parties hereto (each such series hereinafter referred to as a “Portfolio”); and

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

3.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

2.12. The Trust represents that the Trust may rely on, and does rely on, an exclusion from the definition of the term “commodity pool operator” as permitted under Commodity Futures Trading Commission (“CFTC”) Regulation 4.5, and Trust promptly will notify the Company when Trust no longer may rely on such exclusion. Trust further represents that it will at all times comply with the Commodities Exchange Act and CFTC rules and regulations to the extent required.

4.	ARTICLE XI is deleted in its entirety and replaced with the following:

Any notice will be deemed duly given when sent by overnight courier or prepaid certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties. All notices will be deemed given three (3) business days after the date received.

If to the Company:

Transamerica Financial Life Insurance Company

4333 Edgewood Rd NE

Cedar Rapids, IA 52499

Attention: General Counsel

If to the Trust:

Nationwide Variable Insurance Trust

1000 Continental Drive, Suite 400

King of Prussia, PA 19406

Attention: General Counsel

If to the Distributor:

Nationwide Fund Distributors LLC

1000 Continental Drive, Suite 400

King of Prussia, PA 19406

Attention: Dealer Services

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ John Mallett
Name:	John Mallett
Title:	Vice President
Date:	7-29-13

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Lee T. Cummings
Name:	Lee T. Cummings
Title:	Asst. Secretary
Date:	7/25/13

NATIONWIDE FUND DISTRIBUTORS LLC

By:	/s/ Lee T. Cummings
Name:	Lee T. Cummings
Title:	SVP
Date:	7/25/13

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

AND PORTFOLIOS

Name of Separate Account	Contract Funded by Separate Account	Applicable Portfolios
TFLIC Separate Account VNY	Advisor’s Edge® NY Variable Annuity	NVIT Developing Markets Fund

TFLIC Separate Account C	Advisor’s Edge Variable Annuity	NVIT Developing Markets Fund

Separate Account VA PP	Transamerica Advisor EliteSM Variable Annuity (NY)	NVIT Developing Markets Fund